UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2012

THORATEC CORPORATION

(Exact name of registrant as specified in its charter)

California	000-49798	94-2340464
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6035 Stoneridge Drive

Pleasanton, California 94588

(Address of principal executive offices including zip code)

(925) 847-8600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On March 8, 2012, the Compensation Committee of Thoratec Corporation (the “Company”), approved the Thoratec Corporation Executive Incentive Plan FY2012 (the “Plan”), pursuant to which certain members of management, including the current executive officers, may receive bonuses for 2012.  Gerhard F. Burbach, the Company’s President and Chief Executive Officer, David A. Lehman, the Company’s Senior Vice President and General Counsel, and Roxanne Oulman, the Company’s Vice President of Finance and Interim Chief Financial Officer are participants in the Plan.  The bonuses under the Plan are based on a specified target bonus percentage of a participant’s 2012 base salary and are payable based on the achievement of two Company-oriented financial goals and the achievement of personal performance objectives individually specified for each participant.  The Company-oriented financial goals are based on Thoratec’s 2012 revenue and pre-bonus non-GAAP income before tax.  In addition to the target bonus, a participant may earn an additional bonus amount if the Company exceeds its target non-GAAP income before tax.  Assuming each of the Company-oriented financial goals is achieved in 2012, the target income goals are not exceeded, and each of the executive officers achieves all of their personal performance objectives, the maximum dollar amounts of target bonuses that would be paid to the executive officers are set forth in the table below.

Name	Title	2012 Target Bonus
Gerhard F. Burbach	President, Chief Executive Officer and Director	$556,900
David A. Lehman	Senior Vice President and General Counsel	$196,500
Roxanne Oulman	Vice President of Finance and Interim Chief Financial Officer	$120,500

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated as of March 9, 2012

THORATEC CORPORATION

	By:	/s/ Gerhard F. Burbach

Gerhard F. Burbach
President and Chief Executive Officer